Exhibit (s)(2)

EX-FILING FEES

Calculation of Filing Fee Tables

Form N-2
(Form Type)

Eagle Point Institutional Income Fund
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Security (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)
Fees to Be Paid	Equity	Common shares of beneficial interest	457(a)	93,906,000 shares	$10.64	$999,000,000	.0000927	$92,607.30
Fees Previously Paid	Equity	Common shares of beneficial interest	457(a)	94,000 shares	$10.64	$1,000,000	.0000927	$92.70
				Total Offering Amount		$1,000,000,000		$92,700
				Total fee to Be Paid				$92,607.30
				Total Fees Previously Paid				$92.70
				Net Fee Due				$92,607.30

(1)	Estimated pursuant to Rule 457(a) under the Securities Act of 1933 solely for the purpose of determining the registration fee.

(2)	The registrant previously paid $92.70 in connection with the registrant’s registration statement on Form N-2 (File No. 333-261444) as filed with the Securities and Exchange Commission on December 1, 2021. The registrant paid the remaining $92,607.30 in connection with the filing hereof.